Exhibit 99.1

NEWS RELEASE for December 20, 2010 at 6:00 A.M. ET

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Aaron Cohen (corporate)	Derek Coppinger (technical)
jill@allencaron.com	aaron.cohen@ntscorp.com	dcoppinger@ntscorp.com
Len Hall (media)	(818) 591-0776	(800) 270-2516
len@allencaron.com
(949) 474-4300

National Technical Systems Completes Acquisition of Mechtronic Solutions, Inc.

Engineering Services Firm Adds Extensive Product Design, Development and Analysis Capabilities to NTS Portfolio; Increases Aerospace and Defense Customer Base

Calabasas, CA (December 20, 2010)…National Technical Systems Inc. (NASDAQ: NTSC) (NTS), a leading provider of engineering services, announced today that it has completed the acquisition of privately-held Mechtronic Solutions, Inc. (MSI). With annual revenues of approximately $7.5 million, MSI is a multi-skilled engineering services company with an extensive customer base in the aerospace and defense industries.  Terms of the transaction were not disclosed.

Albuquerque, NM-based MSI was founded in 1993 as a mechanical engineering consultancy and has grown to a staff of sixty personnel offering mechanical, electrical and software engineering as well as in-house machining, electronics assembly and full system integration. While MSI’s core competency is design engineering, the company also generates revenue through prototyping, short production runs and life cycle support for products originally engineered by MSI.

Under the leadership of its current management, MSI will continue to operate from its facilities in Albuquerque.

MSI has experience serving the needs of customers in a variety of industries and has performed extensive work for the Department of Defense and the Department of Energy as well as commercial customers.  The company is currently developing several airborne sensor systems for deployment onboard both manned aircraft and Unmanned Aircraft Systems (UAS).  Sensor systems designed and built by MSI are currently deployed globally.

William C. McGinnis, NTS President and CEO, noted that NTS and MSI have previously partnered on several important projects and the experience of working together has given both organizations an excellent understanding of how their respective capabilities complement each other.

“The addition of MSI to the NTS family significantly advances our full-service integrated engineering services capabilities and provides us with additional established customers in the aerospace and defense industries,” McGinnis said.  “We now offer full product life cycle support for a broad range of our customers’ product engineering requirements, making NTS a true single-source solution. In addition, this acquisition is a prime example of our ongoing initiative to grow and become a more diverse and capable company through strategic acquisitions.”

John Spruce, CEO of MSI, agreed that the acquisition made strategic sense for both companies.“ Our extensive experience in providing integrated engineering services coupled with the broad customer base and global reach of NTS will further fuel the growth both companies have experienced over the last few years.  In addition, access to world-class test facilities and NTS subject matter experts will significantly strengthen our turnkey service offering.  We are excited to join the NTS team and look forward to realizing the many synergies.”

Derek Coppinger, NTS Senior Vice President of Corporate Development, said, “MSI is an excellent fit for NTS both strategically and culturally as part of our growth model and it significantly bolsters our combined capabilities in the defense and aerospace sectors. MSI’s strong management team, its expert personnel and important customer base will be significant additions as we step up our drive to consistently increase our rate of growth.”

About National Technical Systems
National Technical Systems, Inc. is a leading provider of engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, program management, compliance, testing, certification, supply chain management and quality registration. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward-Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies’ services and products and other risks identified in the companies’ SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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